UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report: June 6, 2016

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125 Tampa, FL		33634
(Address of principal executive offices)		(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A is being filed to amend our Form 8-K (the “Original Form 8-K”), filed with the Securities and Exchange Commission on June 6, 2016, to include a description of the grant of 30,000 shares of restricted stock to Dr. Alan Joslyn pursuant to Item 5.02(c) contained in his Executive Employment Agreement filed with the Original Form 8-K which description was inadvertently omitted in Item 5.02 of the Original Form 8-K and to amend and restate Item 5.02 of the Original Form 8-K.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 6, 2016, Oragenics Inc. (the “Company”) announced that effective June 6, 2016 the Board of Directors approved the appointment of Alan Joslyn Ph.D., as the Company’s new President and Chief Executive Office as well as a director. The Company’s Board of Directors also expanded the size of the Board to seven members. Dr. Joslyn was appointed to the newly created vacancy to serve as a member of the Company’s Board of Directors.

On June 6, 2016, Dr. Joslyn entered into an Executive Employment Agreement with the Company pursuant to which he serves as our President and Chief Executive. The employment term is a one-year term with an automatic 12 month extension thereafter unless either party provides the other 30 days’ prior written notice of its intention not to renew the employment agreement.

Dr. Joslyn received a one-time signing bonus of $25,000 upon execution of the employment agreement and is currently entitled to receive an annual base salary of $350,000 which is subject to annual review and adjustment by the Company’s Board of Directors. He is eligible to receive annual performance bonus from the Company of up to fifty percent (50%) of his annual base salary based upon appropriate Company-based and individual-based targets specified by the Compensation Committee of the Board, in its discretion, as approved by the full Board of Directors. Dr. Joslyn is also entitled to participate in our employee benefit plans on terms comparable to other full time employees as well as four weeks paid vacation annually.

The employment agreement also provided for Dr. Joslyn to be granted equity awards under the Company’s 2012 Amended and Restated Equity Incentive Plan consisting of (i) stock options to purchase 300,000 shares of the Company’s common stock at an exercise price equal to $0.55 per share which stock options shall vest is six installments of 50,000 shares each every six months after June 6, 2016, provided that he has continued his employment with the Company through such dates, and (ii) 30,000 shares of restricted stock of the Company, vesting in two installments on the six month and twelve month anniversaries of June 6, 2016. All of the performance bonuses, as well as any equity awards which are granted to Dr. Joslyn or which become vested as a result of the satisfaction of financial performance goals of the Company, are subject to the Company’s policy on recoupment or clawback of executive incentive compensation.

Dr. Joslyn is subject to a covenant not to disclose our confidential information during his employment term and an assignment of intellectual property rights. Also, during his employment term and for a period of 12 months thereafter, Dr. Joslyn covenants not to compete with us and not to solicit any of our customers, vendors or employees. If Dr. Joslyn breaches any of these covenants, the Company will be entitled to injunctive relief.

If Dr. Joslyn’s employment is terminated by us for Cause (as defined in his employment agreement) or by Dr. Joslyn during the term of the agreement, he will be entitled to receive his (i) his then-current annual base salary through the date of termination; (ii) any reimbursable expenses for which he has not yet been reimbursed as of the date of termination; and (iii) any other rights and vested benefits (if any) provided under employee benefit plans and programs of the Company, determined in accordance with the applicable terms and provisions of such plans and programs (“Accrued Compensation”).

If Dr. Joslyn’s employment is terminated by us without “Cause”, subject to his execution of a release of claims against us, and in addition to the payment of the Accrued Compensation, the Company is obligated to make payments to Dr. Joslyn within 60 days after his termination date equal to six months of his annual base salary, as in effect at the termination date, plus any earned but unpaid bonus (the “Additional Severance Payments”).

The employment agreement also contains change of control provisions providing that if Dr. Joslyn’s employment with the Company is terminated by the Company without Cause during the period of ninety (90) days following a Change in Control (as that term is defined below) of the Company, in lieu of the Additional Severance Payments described above, Dr. Joslyn will be entitled to receive a severance payment equal to the sum of (i) six (6) months of his annual base salary, at the higher of the base salary rate in effect on the date of termination or the base salary rate in effect immediately before the effective date of the Change of Control, and (ii) his Performance Bonus for the year which includes the effective date of the Change in Control, payable at the target level of performance, which will be paid in a single lump sum after his execution and non-revocation of the Release. In addition, he will also receive in the same payment the amount of any performance bonus that, as of the date of termination, has been earned by Dr. Joslyn but has not yet been paid by the Company. If Dr. Joslyn holds any stock options or other stock awards granted under the Company’s 2012 Equity Incentive Plan which are not fully vested at the time his employment with the Company is terminated by the Company without Cause during the period of ninety (90) days following a Change in Control, such equity awards shall become fully vested as of the termination date. For purposes of the employment agreement, the term “Change in Control” means a transaction or series of transactions which constitutes a sale of control of the Company, a change in effective control of the Company, or a sale of all or substantially all of the assets of the Company, or a transaction which qualifies as a “change in ownership” or “change in effective control” of the Company or a “change in ownership of substantially all of the assets” of the Company under the standards set forth in Treasury Regulation section 1.409A-3(i)(5).

Dr. Joslyn’s employment agreement also provides that each of the payments and benefits under the agreement are subject to compliance with Section 409A of the Code and it includes time of payment language intended to comply with Section 409A requirements.

The foregoing summary is qualified in its entirety by the specific terms of the Executive Employment Agreement attached as Exhibit 10.1 to this Form 8-K which is incorporated herein by reference.

There are no arrangements or understandings between Dr. Joslyn and any persons pursuant to which Dr. Joslyn would be selected as a director. There are no current or proposed transactions between the Company and their immediate family members that would require disclosure under item 404(a) of Regulations S-K promulgated by the Securities and Exchange Commission.

Certain biographical information on Dr. Joslyn is set forth below:

Prior to joining the Company, Dr. Joslyn was a partner in Lazarus Pharmaceuticals. Prior to that he served as the Chief Executive Officer and director of several privately held companies including Edusa Pharmaceuticals and Sentinella Pharmaceuticals and prior to that he was the Senior Vice-president Research and Development of Penwest Pharmaceuticals Company and held senior positions with Johnson & Johnson. Dr. Joslyn received his bachelor of sciences degree in biology and medical chemistry from State University of New York at Buffalo in 1981, later earning doctorate in biochemical pharmacology from State University of New York at Buffalo in 1986.

The Board believes that Dr. Joslyn’s qualifications to serve as a director include his 28 years of executive experience in the pharmaceutical, medical device and healthcare businesses, and completing licensing transactions for his prior companies and his experience on other company boards.

We issued a press release on June 6, 2016 regarding the effective appointment of Dr. Joslyn as the Company’s President and Chief Executive officer as well as to our Board of Directors. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Number	Description

10.1*	Executive Employment Agreement for Dr. Alan Joslyn

99.1*	Press release, dated June 6, 2016 regarding new President, Chief Executive Officer and Director

*	Incorporated by reference to Form 8-K filed on June 6, 2016.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 8th day of July, 2016.

ORAGENICS, INC. (Registrant)

BY:	/s/ Michael Sullivan
Michael Sullivan Chief Financial Officer